Exhibit 99.1

JOINT FILING AGREEMENT

January 16, 2026

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Anfield Energy Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

URANIUM ENERGY CORP.

By:	/s/ Josephine Man
Name: Josephine Man
Title: Chief Financial Officer

UEC ENERGY CORP.

By:	/s/ Josephine Man
Name: Josephine Man
Title: Chief Financial Officer